Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated April 24, 2006, relating to the consolidated financial statements of HC Innovations, Inc. for the year ended December 31, 2005, which appears in such Registration Statement.


/s/ Carlin, Charron & Rosen LLP

Glastonbury, Connecticut
January 29, 2007